EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT ANNOUNCES PRICING OF $125 MILLION PRIVATE OFFERING OF 2.375% CONVERTIBLE SENIOR NOTES

ST. LOUIS, MO (September 5, 2018) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), a leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, announced today the pricing of its private offering of $125 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Perficient has granted the initial purchasers of the Notes an option to purchase up to an additional $18.75 million aggregate principal amount of Notes. The offering is expected to close on September 11, 2018, subject to customary closing conditions.

The Notes will be Perficient’s senior unsecured obligations, effectively subordinated in right of payment to any secured indebtedness of Perficient, to the extent of the value of the assets securing that indebtedness, and structurally subordinated to all future indebtedness of Perficient’s subsidiaries. The Notes will pay interest semi-annually in cash on March 15 and September 15 of each year at a rate of 2.375% per year, commencing March 15, 2019. The Notes will mature on September 15, 2023, unless earlier repurchased or converted.

Perficient estimates that the net proceeds from the offering of the Notes will be approximately $120.8 million (or approximately $138.9 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. Perficient intends to use approximately $56 million of the net proceeds from the offering of the Notes to repay borrowings under its revolving credit facility and approximately $40 million of the proceeds to repurchase approximately 1.3 million shares of Perficient’s common stock from purchasers of the Notes in privately negotiated transactions, which could increase (or reduce the size of any decrease in) the market price of Perficient’s common stock prior to, concurrently with, or shortly after the pricing of the Notes, and could result in a higher effective conversion price for the Notes. Perficient also intends to use approximately $7.5 million of the net proceeds from the offering of the Notes to pay the cost of certain convertible note hedge transactions, after such cost is partially offset by the proceeds to Perficient of certain warrant transactions, each as described below. Perficient expects to use the remainder of the net proceeds from the offering of the Notes for working capital and other general corporate purposes.

The holders of the Notes will have the ability to require Perficient to repurchase all or any portion of their Notes for cash in the event of a “fundamental change” (as defined in the indenture governing the Notes). In such case, the repurchase price would be 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

Prior to March 15, 2023, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the Notes. The Notes will be convertible based on an initial conversion rate of 26.5957 shares of Perficient’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $37.60 per share, which represents a conversion premium of approximately 25% to the last reported sale price of $30.08 per share of Perficient’s common stock on The NASDAQ Global Select Market on September 5, 2018. In addition, following certain corporate transactions that may occur prior to the maturity date, Perficient will, in certain circumstances, increase the conversion rate for a specified period of time. Upon any conversion, Perficient’s conversion obligation will be settled in cash, shares of Perficient’s common stock, or a combination of cash and shares of Perficient’s common stock, at Perficient’s election, subject to certain restrictions.

In connection with the pricing of the Notes, Perficient has entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers of the Notes or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The convertible note hedge transactions cover the number of shares of Perficient’s common stock that will initially underlie the Notes, subject to customary anti-dilution adjustments. Perficient also entered into separate privately negotiated warrant transactions with the Option Counterparties relating to the same number of shares of Perficient’s common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be approximately $46.62 per share, which represents approximately a 55% premium to the last reported sale price of Perficient’s common stock on The NASDAQ Global Select Market on September 5, 2018, and is subject to certain adjustments under the terms of the warrant transactions. In addition, if the initial purchasers exercise their option to purchase additional Notes, Perficient expects to sell additional warrants to the Option Counterparties and use a portion of the net proceeds from the sale of the additional Notes and from the sale of the additional warrants to enter into additional convertible note hedge transactions with the Option Counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to Perficient’s common stock and/or reduce the amount of any potential cash payments Perficient is required to make in excess of the principal amount of any converted Notes upon conversion of the Notes in the event that the market price of Perficient’s common stock is greater than the strike price of the convertible note hedge transactions. However, the warrant transactions could separately have a dilutive effect with respect to Perficient’s common stock to the extent that the market price per share of Perficient’s common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, concurrently with, or shortly after, the pricing of the Notes, the Option Counterparties or their respective affiliates expect to enter into various over-the-counter derivative transactions with respect to Perficient’s common stock and/or purchase shares of Perficient’s common stock, and shortly after the pricing of the Notes, may purchase Perficient’s common stock in secondary market transactions. These activities could have the effect of increasing, or reducing the size of a decline in, the market price of Perficient’s common stock concurrently with, or shortly following, the pricing of the Notes. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Perficient’s common stock and/or by purchasing or selling Perficient’s common stock or other securities of Perficient, including the Notes, in open market transactions and/or privately negotiated transactions following the pricing of the Notes from time to time (and are likely to do so during any “observation period” (as defined in the indenture governing the Notes) related to a conversion of Notes). Any of these hedging activities could adversely affect the market price of Perficient’s common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Option Counterparties may choose to engage in, or to discontinue engaging in, any of these transactions with or without notice at any time, and their decisions will be in their sole discretion. The effect, if any, of such activities of the Option Counterparties, including direction or magnitude, on the market price of Perficient’s common stock or the price of the Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.

The offer and sale of the Notes and the shares of Perficient’s common stock issuable upon conversion thereof, if any, have not been and will not be registered under the Securities Act or applicable state securities laws, and the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Perficient
Perficient is a leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With a broad array of information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Gold Salesforce Consulting Partner.

Forward Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts. Such statements include, but are not limited to, the ability of Perficient to satisfy the conditions to the closing of the offering and the intended use of the net proceeds from the offering. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to many risks, trends, uncertainties, and other factors that could cause actual results to differ materially from those projected, anticipated, or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management, is expressed in good faith and is believed to have a reasonable basis. However, there can be no assurance the expectation or belief will result, be achieved or be accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this press release. Factors, risks, trends, and uncertainties that could cause actual results or events to differ materially from those projected, anticipated, or implied include the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our other SEC filings.

CONTACT:
For investor inquiries, contact:
Bill Davis
Perficient Investor Relations Department
Perficient, Inc.
314-529-3555